UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

MPLX LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35714	45-5010536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street

Findlay, Ohio 45840

(Address of principal executive offices, including zip code)

(419) 672-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2014, MPLX Operations LLC (“MPLX Operations”), a wholly-owned subsidiary of MPLX LP (“MPLX”), entered into a Partnership Interests Purchase Agreement (the “Purchase Agreement”) with MPL Investment LLC (the “Seller”), a wholly-owned subsidiary of Marathon Petroleum Corporation (“MPC”). In accordance with the terms of the Purchase Agreement, effective as of March 1, 2014, MPLX Operations purchased from the Seller 13.0% of the outstanding partnership interests of MPLX Pipe Line Holdings LP (“Pipe Line Holdings”) for a purchase price of $310.0 million (the “Acquisition”). After giving effect to the Acquisition, MPLX Operations holds a 69.0% general partnership interest, and the Seller holds a 31.0% limited partnership interest, in Pipe Line Holdings.

MPLX Operations financed the Acquisition through a combination of $40.0 million cash on hand and a $270.0 million borrowing on its $500.0 million revolving credit facility.

The terms of the Purchase Agreement and the Acquisition were approved by the Conflicts Committee of the Board of Directors of MPLX GP LLC, MPLX’s general partner (“MPLX GP”). The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Purchase Agreement and the Acquisition.

As MPLX’s general partner, MPLX GP manages MPLX’s operations and activities through MPLX GP’s officers and directors. Both the Seller and MPLX GP are indirect wholly-owned subsidiaries of MPC. As a result, certain individuals serve as officers and directors of both MPLX GP LLC and MPC. In addition, MPC holds, indirectly through its subsidiaries, 17,056,515 common units and 36,951,515 subordinated units of MPLX, representing a 71.6% limited partnership interest in MPLX.

The foregoing description of the Purchase Agreement and the Acquisition is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 in its entirety by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective on March 1, 2014, MPLX Operations completed the Acquisition. The information set forth in Item 1.01 is incorporated into this Item 2.01 in its entirety by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the borrowing on the revolving credit facility is incorporated into this Item 2.03 by reference, insofar as such information relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Partnership Interests Purchase Agreement, dated February 26, 2014, by and between MPLX Operations LLC and MPL Investment LLC.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: March 4, 2014	By:	/s/ J. Michael Wilder
		Name:	J. Michael Wilder
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1	Partnership Interests Purchase Agreement, dated February 26, 2014, by and between MPLX Operations LLC and MPL Investment LLC.